Amendment No. 1 to
                        Master Lease dated April 2, 1999
                                     Between
                       PLM International, Inc. ("Lessee")
                                       And
                 Wells Fargo Equipment Finance, Inc. ("Lessor")


Lessor and Lessee hereby agree to amend the Lease as follows:

     1. Paragraph 6 is amended by adding the following to the end thereof: For Administrative convenience and as an accommodation to Lessee, Lessor agrees that Lessee may be named as owner on certificate of titles for the Equipment.

     2.  Paragraph  9 is  amended by adding the  following  to the end  thereof:
Notwithstanding anything to the contrary in this paragraph 9, Lessee may, from time to time, sublet the Equipment without the prior consent of Lessor, provided however that Lessee shall remain fully obligated to Lessor under this Lease and the term of the sublease shall not extend beyond the term of the Lease.

     3. The last sentence of paragraph 12 is amended to read: Any insurance or condemnation proceeds received shall be credited to Lessee's obligation under this paragraph and Lessee shall be entitled to any surplus.

     4. Except as modified herein, the terms and conditions of the Lease remain the same.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment this 2nd day of April, 1999.

Wells Fargo Equipment Finance, Inc.             PLM International, Inc.



By:  /s/ Sheryl L. Parranto                     By:  /s/ J. Michael Allgood
Its: Officer                                    Its: V.P. and CFO




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